UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, NJ 07920

(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Effective as of June 22, 2016, the board of directors of Caladrius Biosciences, Inc. (the “Company”) ratified certain compensation committee recommended amendments to the existing severance arrangements with each of the following named executive officers: Dr. David J. Mazzo, Dr. Robert A. Preti, Mr. Joseph Talamo and Dr. Douglas W. Losordo.
The severance payments described below are only payable upon the occurrence of a so-called “double-trigger” after a change of control. Accordingly, the benefits will be available if the officer is terminated or his position is reduced after such change of control.
Under his employment agreement, Dr. Mazzo will be entitled to 15 months of his base salary, 125% of his target annual bonus and 15 months of health benefits.
Under their respective employment agreements and/or offer letter, each of Dr. Preti, Mr. Talamo and Dr. Losordo will be entitled to 12 months of his respective base salary, 100% of his respective target annual bonus and 12 months of health benefits.
The foregoing descriptions of the amendments to the severance arrangements are only summaries and are qualified in their entirety by reference to the respective amendments. The Company intends to file copies of the amendments as exhibits to its Quarterly Report on Form 10-Q for its fiscal quarter ending June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, PhD
Title:	Chief Executive Officer

Dated:    June 27, 2016